As filed with the Securities and Exchange Commission on November 28, 2001
                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        HOME PROPERTIES OF NEW YORK, INC.
             (exact name of registrant as specified in its charter)

                MARYLAND                                 16-1455126
      (State or other jurisdiction                     (I.R.S. Employer
    of incorporation or organization)                 Identification No.)

   850 Clinton Square, Rochester, New York                  14604
   (Address of Principal Executive Offices)               (Zip Code)

                     HOME PROPERTIES RETIREMENT SAVINGS PLAN
                            (Full title of the Plan)

                             Ann M. McCormick, Esq.
                  Vice President, Secretary and General Counsel
                        Home Properties of New York, Inc.
                               850 Clinton Square
                            Rochester, New York 14604
                                 (585) 246-4105
                                 (585) 232-3147
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                           Deborah McLean Quinn, Esq.
                                Nixon Peabody LLP
                               900 Clinton Square
                            Rochester, New York 14604
                                 (585) 263-1307
                                 (585) 263-1600
------------------------------------------------------------------------

                           CALCULATION OF REGISTRATION FEE

                           Proposed                  Proposed
Title of                   Maximum                   Maximum
Securities                 Offering                  Aggregate         Amount of
to be                      Amount to be              price per         Offering         Registration
Registered(1)              Registered(1)             share(2)          Price(2) Fee
-------------              -------------             ----------        ----------       ------------
Common Stock                 50,000                    $31.15            $1,557,500        $389.38
$.01 par value


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Home Properties Retirement Savings Plan.

(2)Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the high and low prices for the registrant's Common Stock on the New York Stock Exchange reported as of November 27, 2001.

Approximate date of commencement of the proposed issuance of the securities to the public: From time to time after the Registration Statement becomes effective.

                                EXPLANATORY NOTE

         Home Properties of New York, Inc. filed a Registration Statement on Form S-8 on September 24, 1996 (Registration No. 333-12551) relating to the registration of shares of common stock of Home Properties of New York, Inc.

         Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 registers an additional 50,000 shares of the Company's common stock which may be acquired under the Company's Retirement Savings Plan.

         The contents of the previous Registration Statement, Registration No. 333-12551 are incorporated herein by reference.

                                     Part II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

         The validity of the securities offered hereby will be passed upon by Nixon Peabody LLP, Rochester, New York. Certain partners of Nixon Peabody LLP own equity equal to less than 1% of the equity of Home Properties of New York, Inc. and Home Properties of New York, L.P. on a fully diluted basis.

Item 8.  Exhibits.

                  See Exhibit Index.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 30th day of October, 2001.

                                        HOME PROPERTIES OF NEW YORK, INC.



                                                 /s/ Norman Leenhouts
                                        By:      ------------------------------
                                                 Norman P. Leenhouts
                                                 Chairman and Co-Chief
                                                 Executive Officer


                                                 /s/ Nelson B. Leenhouts
                                        By:      ------------------------------
                                                 Nelson B. Leenhouts
                                                 President and Co-Chief
                                                 Executive Officer


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Norman P. Leenhouts, Nelson B. Leenhouts, and Edward J. Pettinella, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Norman P. Leenhouts          Director, Chairman             October 30, 2001
-----------------------------    and Co-Chief Executive
     Norman P. Leenhouts         Officer (Principal
                                 Executive Officer)

/s/ Nelson B. Leenhouts          Director, President            October 30, 2001
-----------------------------    and Co-Chief Executive
     Nelson B. Leenhouts         Officer (Principal
                                 Executive Officer)

/s/ Edward J. Pettinella         Director, Executive            October 30, 2001
-----------------------------    Vice President
     Edward J. Pettinella


/s/ David P. Gardner             Senior Vice President,         October 30, 2001
-----------------------------    Chief Financial
     David P. Gardner            Officer
                                 (Principal Financial
                                 and Accounting Officer)

/s/ Burton S. August, Sr.        Director                       October 30, 2001
-----------------------------
     Burton S. August, Sr.


 /s/William Balderston, III      Director                       October 30, 2001
-----------------------------
     William Balderston, III



/s/ Alan L. Gosule               Director                       October 30, 2001
-----------------------------
     Alan L. Gosule


/s/ Leonard F. Helbig, III       Director                       October 30, 2001
-----------------------------
     Leonard F. Helbig, III


/s/ Roger W. Kober               Director                       October 30, 2001
-----------------------------
     Roger W. Kober

/s/ Albert H. Small              Director                       October 30, 2001
-----------------------------
     Albert H. Small


/s/ Clifford W. Smith, Jr.       Director                       October 30, 2001
-----------------------------
     Clifford W. Smith, Jr.


/s/ Paul L. Smith                Director                       October 30, 2001
-----------------------------
     Paul L. Smith

/s/ Amy L. Tait                  Director                       October 30, 2001
-----------------------------
     Amy L. Tait

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Home Properties Retirement Savings
Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on October 30, 2001.

                                 HOME PROPERTIES RETIREMENT SAVINGS PLAN


                                 By:  /s/ Ann M. McCormick
                                 -----------------------------------------------
                                 On behalf of  the Administrative Committee,
                                       the Administrator of the Plan

                                  EXHIBIT INDEX

Exhibit
  No.                   Description                        Location
-------               --------------                      -----------

  4.1        Articles of Amendment and              Incorporated by reference to
             Restatement of Articles of             the Home Properties of
             Incorporation of Home                  New York, Inc. Registration
             Properties of New York, Inc.           Statement on Form S-11, file
                                                    No. 33-78862 (the "S-11
                                                    Registration Statement").

  4.2        Articles of Amendment of Articles of   Incorporated by reference to
             Incorporation of Home Properties of    the Form 8-K filed by Home
             New York, Inc.                         Properties of New York, Inc.
                                                    on July 2, 1999.

  4.3        Amended and Restated Articles          Incorporated by reference to
             Supplementary of Series A Senior       the Home Properties of New
             Convertible Preferred Stock of Home    York, Inc. Registration
             Properties of New York, Inc.           Statement on Form S-3 File
                                                    No. 333-93761, filed on
                                                    December 29, 1999.

  4.4        Series B Convertible Cumulative        Incorporated by reference to
             Preferred Stock Articles               the Home Properties of New
             Supplementary  to the Amended          York, Inc. Registration
             and Restated Articles of               Statement on Form S-3, file
             Incorporation of Home Properties       No. 333-92023.
             of New York, Inc.

  4.5        Series C Convertible Cumulative        Incorporated by reference to
             Preferred Stock Articles               the Form 8-K filed by Home
             Supplementary to the Amended and       Properties of New York, Inc.
             Restated Articles of Incorporation     on May 22, 2000.
             of Home Properties of New York, Inc.

  4.6        Series D Convertible Cumulative        Incorporated by reference to
             Preferred Stock Articles               the Form 8-K filed by Home
             Supplementary to the Amended and       Properties of New York, Inc.
             Restated Articles of Incorporation     on June 12, 2000.
             of Home Properties of New York, Inc.

  4.7        Series E Convertible Cumulative        Incorporated by reference to
             Preferred Stock Articles               the Form 8-K filed by Home
             Supplementary to the Amended and       Properties of New York, Inc.
             Restated Articles of Incorporation     on December 22, 2000.
             of Home Properties of New York, Inc.

  4.8        Amended and Restated By-Laws           Incorporated by reference to
             of Home Properties of New York, Inc.   the Form 8-K filed by Home
                                                    Properties of New York, Inc,
                                                    on January 7, 1997.

  5.1        Opinion of Nixon Peabody LLP           Filed herewith.

 10.1        Amendment No. Two to the Amended and   Filed herewith
             Restated 1994 Stock Benefit Plan

 10.2        Amendment No. One to the 2000 Stock    Filed herewith
             Benefit Plan

 23.1        Consent of Nixon Peabody LLP           Contained in opinion filed
                                                    as Exhibit 5 to this
                                                    Registration Statement.

 23.2        Consent of PricewaterhouseCoopers      Filed herewith
             LLP, independent accountants

 23.3        Consent of Insero, Kasperski,          Filed herewith
             Ciaccia & Co., P.C., with respect
             to plan financial Statements